                                 EXHIBIT 99(a)
                       RIO GRANDE, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                 SIX MONTHS ENDED JULY 31, 1994
                                                 ------------------------------


                                             HISTORICAL
                             -----------------------------------------          PRO          PRO
                                RIO                                            FORMA         FORMA
                               GRANDE          PYRAMID         BCS              ADJ.        BALANCE
                             -----------      --------      ----------      ----------    -----------
 REVENUES:
 Oil and gas sales            $1,921,308       823,470      123,020    (a)  (460,901)     2,406,897
 COSTS AND EXPENSES:
 Operating expenses              656,782       620,259       68,222    (a)  (114,090)     1,231,173
 Depreciation, depletion
    and amortization             548,074         -             -       (b)   305,131        853,205
 Provision for abandonment        87,900         -             -                -            87,900
    expense
 General and administrative      433,320         -             -       (c)   193,232        626,552
                              ----------      --------     --------         --------      ---------
   TOTAL COSTS AND EXPENSES:   1,726,076       620,259       68,222          384,273      2,798,830
                              ----------      --------     --------         --------      ---------
 EARNINGS (LOSS) FROM
    OPERATIONS                   195,232       203,211       54,798         (845,174)      (391,933)
                              ----------      --------     --------         --------      ---------
 OTHER INCOME (EXPENSE):
 Interest expense                (45,159)        -             -       (d)   (42,563)       (87,722)
 Other                           143,620         -             -                 -          143,620
 Minority interest of
   limited  partners            (138,795)        -             -       (e)    78,787        (60,008)
                              ----------      --------     --------         --------      ---------
   TOTAL OTHER INCOME            (40,334)        -             -              36,224         (4,110)
                              ----------      --------     --------         --------      ---------
 EARNINGS (LOSS) BEFORE
    INCOME TAXES                 154,898       203,211       54,798         (808,950)      (396,043)
 INCOME TAXES                      6,760         -             -                 -            6,760
                              ----------      --------     --------         --------      ---------
 NET EARNINGS (LOSS)          $  148,138       203,211       54,798         (808,950)      (402,803)
                              ==========      ========     ========         ========      =========
 NET EARNINGS (LOSS) PER
    COMON AND COMMON
    EQUIVALENT SHARE          $    0.02                                                       (0.07)

 WEIGHTED AVERAGE COMMON
    AND COMMON EQUIVALENT
    SHARES OUTSTANDING         6,029,293                                                  6,029,293

NOTES TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(a) To eliminate the revenues and direct operating expenses for BCS and Pyramid which occurred after their acquisition and the revenues and direct operating expenses applicable to the sales of certain oil and gas properties located in Texas and Offshore Louisiana.

(b) To provide for depreciation, depletion and amortization of the oil and gas properties and other assets acquired or sold based on their production during the respective periods after giving effect to the purchase price.

(c) To provide for the additional personnel, facilities and other administrative expenses resulting from the acquisitions, net of overhead fees charged.

(d) To provide for the additional interest expense for the $2,900,000 bank debt incurred in the acquisition and the decrease in interest expense applicable to the $970,000 reduction in bank debt as a result of the sale of certain oil and gas properties in West Texas and Offshore Louisiana.

(e) To adjust the minority interests of the limited partners in the combined limited partnerships as a result of the acquisitions, dispositions and the related pro forma adjustments.

                                 EXHIBIT 99(A)
                       RIO GRANDE, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS




                                                            SIX MONTHS ENDED JULY 31, 1995
                                                            ------------------------------
                                                            HISTORICAL
                                                          -------------
                                                                                  PRO           PRO
                                                           RIO GRANDE            FORMA         FORMA
                                                                                  ADJ.        BALANCE
                                                          ------------       ------------    ------------
 REVENUES:
 Oil and gas sales                                       $ 1,928,225      (a)  (133,177)     1,795,048

 COSTS AND EXPENSES:
 Operating expenses                                          984,253      (a)   (20,499)       963,754
 Depreciation, depletion and amortization                    677,308      (b)   (26,198)       651,110
 Provision for abandonment expense                            90,000               -            90,000
 General and administrative                                  648,573               -           648,573
                                                         -----------           ---------      --------

   TOTAL COSTS AND EXPENSES:                               2,400,134            (46,697)     2,353,437
                                                         -----------           ---------      --------

 EARNINGS (LOSS) FROM OPERATIONS                            (471,909)           (86,480)      (558,389)
                                                         -----------           ---------      --------

 OTHER INCOME (EXPENSE):
 Interest expense                                           (142,748)     (c)    39,600       (103,148)
 Other                                                     1,207,753               -         1,207,753
 Minority interest of limited partners                      (209,253)     (d)    17,296       (191,957)
                                                         -----------           ---------      --------

   TOTAL OTHER INCOME                                        855,752             56,896        912,648
                                                         -----------           ---------      --------
 EARNINGS (LOSS) BEFORE INCOME TAXES                         383,843            (29,584)       354,259
 INCOME TAXES                                                  3,560                -            3,560
                                                         -----------           ---------      --------

 NET EARNINGS (LOSS)                                     $   380,283            (29,584)       350,699
                                                         ===========            ========      ========
 NET EARNINGS (LOSS) PER COMMON AND COMMON
    EQUIVALENT SHARE                                     $      0.06                              0.06


 WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
    SHARES OUTSTANDING                                     5,927,760                         5,927,760


NOTES TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(a) To eliminate the revenues and direct operating expenses relative to the dispositions of certain oil and gas properties located in Texas and Offshore Louisiana.

(b) To provide for depreciation, depletion and amortization of the oil and gas properties sold during the first six months of 1995 based on their production during the respective periods.

(c) To provide for the interest expense applicable to the $970,000 reduction in bank debt.

(d) To adjust the minority interests of the limited partners in the combined limited partnerships as a result of the dispositions of oil and gas properties and the related pro forma adjustments.





                                      E-24